                                                                      EXHIBIT 99


                                                    REPUBLIC CONTACTS
                               Media Inquiries: Will Flower (954) 769-6392 Investor Inquiries: Tod Holmes (954) 769-2387
                                                    Ed Lang     (954) 769-3591



           REPUBLIC SERVICES, INC. REPORTS FIRST QUARTER EARNINGS PER SHARE OF $.29, A $.03 INCREASE OVER COMPARABLE 1999 RESULTS

         FORT LAUDERDALE, FLA., APRIL 25, 2000...Republic Services, Inc. (NYSE:
RSG) today reported that for the three months ended March 31, 2000, net income rose to $50.2 million, or $0.29 per share. This represents a 9% increase from $45.9 million, or $0.26 per share, compared to pro forma results last year. Revenue increased 23% to $501.5 million from $407.6 million for the same period in 1999. Operating income for the three months ended March 31, 2000, increased 22% to $101.7 million, compared to $83.4 million for the same quarter last year.

         Commenting on the Company's performance James E. O'Connor, Chief Executive Officer of Republic Services, said, "We are pleased with our strong performance during the first quarter of 2000. Our organization has an incentive program which focuses on maximizing our free cash flow and we are already beginning to see the benefits of this approach. During the first quarter, our capital spending was in line with expectations and our days sales outstanding in our accounts receivable improved to 44 days from 45 days in the prior quarter. We believe that we are well on our way to achieving our goal of $100-120 million in free cash flow this year. In addition, our continuing focus on waste business fundamentals helped us once again realize a solid internal growth rate of 8.4% during the quarter, consisting of 2.6% price and 5.8% volume."

         Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.










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Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property, plant and equipment, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition in the solid waste industry; dependence on acquisitions for growth; the Company's ability to manage growth; compliance with and future changes in environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the Company's dependence on key personnel; general economic conditions; dependence on large, long-term collection contracts; risk associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.




                                       ###


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                             REPUBLIC SERVICES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                           Three Months Ended March 31,
                                                    -----------------------------------------
                                                                                    Pro Forma
                                                       2000            1999            1999
                                                    ---------       ---------       ---------
Revenue                                             $   501.5       $   407.6       $   407.6

Expenses:
  Cost of operations                                    306.1           248.8           248.8
  Depreciation, amortization and depletion               46.3            33.4            33.4
  Selling, general and administrative                    47.4            43.3            39.3
  AutoNation overhead charges                              --             2.7             2.7
                                                    ---------       ---------       ---------

Operating income                                        101.7            79.4            83.4

Interest expense, net                                   (20.3)           (8.7)           (8.7)
Other income (expense), net                               0.2            (0.1)           (0.1)
                                                    ---------       ---------       ---------

Income before income taxes                               81.6            70.6            74.6

Provision for income taxes                               31.4            27.2            28.7
                                                    ---------       ---------       ---------
Net income                                          $    50.2       $    43.4       $    45.9
                                                    =========       =========       =========

Basic and diluted earnings per share                $    0.29       $    0.25       $    0.26
                                                    =========       =========       =========

Weighted average common and common
equivalent shares outstanding                           175.5           175.4           175.4
                                                    =========       =========       =========

Amortization of goodwill and other intangibles      $     9.4       $     7.1       $     7.1
EBITDA                                              $   148.0       $   112.8       $   116.8





Note: The Pro Forma Unaudited Consolidated Statement of Operations for the three months ended March 31, 1999 excludes a $4.0 million pre-tax charge for costs related to the Company's separation from its former parent company, AutoNation, Inc. There were no pro forma adjustments during the three months ended March 31, 2000.

         Certain amounts in the fiscal 1999 financial statements, as previously reported, have been reclassified to conform to the fiscal 2000 presentation.

                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 1999.

CASH FLOW

         The following table reflects certain components of the Company's consolidated statements of cash flows for the three months ended March 31, 2000 and 1999 (in millions):

                                                        March 31, 2000  March 31, 1999
                                                        --------------  --------------
         Depreciation, amortization and depletion of
              property and equipment                      $    36.9       $    26.3

         Amortization of intangible assets                $     9.4       $     7.1

         Capital expenditures                             $   (49.2)      $   (57.1)



         During December 1999, the Company entered into a $100.0 million operating lease facility established to finance the acquisition of operating equipment (primarily revenue-producing vehicles). At March 31, 2000, $43.9 million was outstanding under the lease facility, of which $7.7 million was added during the three months ended March 31, 2000.

         Capital expenditures include $.7 million and $1.7 million of capitalized interest for the three months ended March 31, 2000 and 1999, respectively.

         As of March 31, 2000, accounts receivable were $244.5 million, net of allowance for doubtful accounts of $13.7 million, resulting in days sales outstanding of 44 (or 33 days net of deferred revenue).


REVENUE

         The following table reflects total revenue of the Company by revenue source for the three months ended March 31, 2000 and 1999 (in millions):

                                                 March 31, 2000                    March 31, 1999
                                           -------------------------        ------------------------
         Collection:
           Residential                     $   100.7            20.1%       $    83.4           20.5%
           Commercial                          150.1            29.9            125.3           30.7
           Industrial                          114.8            22.9             89.6           22.0
           Other                                15.4             3.1             11.0            2.7
                                           ---------           -----        ---------          -----
             Total collection                  381.0            76.0            309.3           75.9
         Transfer and disposal                 133.7                             90.3
         Less: Intercompany                    (49.6)                           (27.5)
                                           ---------                        ---------
           Transfer and disposal, net           84.1            16.8             62.8           15.4
         Other                                  36.4             7.2             35.5            8.7
                                           ---------           -----        ---------          -----
             Total revenue                 $   501.5           100.0%       $   407.6          100.0%
                                           =========           =====        =========          =====


         The following table reflects the Company's revenue growth for the three months ended March 31, 2000 and 1999:

                                    March 31, 2000   March 31, 1999
                                    --------------   --------------
         Price                              2.6%            2.2%
         Volume                             5.8             5.9
                                        -------         -------
           Total internal growth            8.4             8.1
         Acquisitions                      14.7            26.8
                                        -------         -------
           Total revenue growth            23.1%           34.9%
                                        =======         =======